UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01      Entry into a Material Definitive Agreement

         Effective on October 27, 2004 and November 2, 2004, respectively, ArvinMeritor, Inc. (“ArvinMeritor”) entered into supplements to existing employment letters with Juan L. De La Riva, Senior Vice President and President, Light Vehicle Systems, and Thomas A. Gosnell, Senior Vice President and President, Commercial Vehicle Systems. The supplements provide a retention bonus to each of Mr. De La Riva and Mr. Gosnell in the amount of (a) $750,000 if he remains continuously employed by ArvinMeritor through September 30, 2006 but not through September 30, 2007, and (b) $1 million if he remains continuously employed by ArvinMeritor through September 30, 2007. If either of them dies, is disabled for a period of 12 months, or is terminated without cause prior to September 30, 2007, he (or his designated beneficiary) would receive a cash payment of $1 million. If either of them is terminated with cause, he forfeits any right to a retention incentive payment.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

10 – a – Form of employment letter between ArvinMeritor and its executives
10 – b – Supplement to employment letter between ArvinMeritor and Juan L. De La Riva
10 – c – Supplement to employment letter between ArvinMeritor and Thomas A. Gosnell

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: December 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

10 - a	Form of employment letter between ArvinMeritor and its executives
10 - b	Supplement to employment letter between ArvinMeritor and Juan L. De La Riva
10 - c	Supplement to employment letter between ArvinMeritor and Thomas A. Gosnell